SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

      Date of Report: (Date of earliest event reported): December 14, 2000




                             OPAL TECHNOLOGIES, INC.
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                   33-18834-LA
                            ------------------------
                            (Commission file number)

                  Nevada                                        87-0306464
---------------------------------------------             ----------------------
State or other jurisdiction of incorporation)                  (I.R.S. Employer
                                                          Identification Number)


                  Unit 2810, 28/F, Shun Tak Centre, West Tower,
                     200 Connaught Road Central, Hong Kong
                -------------------------------------------------
               (Address of principal executive offices) (Zip code)


                                011-852-2517-7674
               --------------------------------------------------
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)

Item 5.  Other Events

         On December 14, 2000, Beijing Opal Agricultural and Biochemistry Company Limited ("Beijing Opal"), a Sino-foreign joint venture partly owned by Triple Star Group Limited (TSG) a wholly owned subsidiary of Opal Technologies, Inc. ("Opal") completed the necessary procedure to increase its capital from US$6,000,000 to US$12,000,000. Because the additional capital is being contributed solely by TSG, TSG's equity interest in the joint venture will increase from 55% to 77.5% while the Chinese partner's equity interest will be diluted from 45% to 22.5% accordingly. With production at the Beijing facility scheduled to begin soon, this will significantly enhance the overall profitability of Beijing-Opal and Opal.

         Opal is engaged in the manufacturing and marketing of organic agricultural fertilizers in both liquid and granular forms. The Company has been in the development stage since inception, but expects to begin commercial production in early 2001.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                       OPAL TECHNOLOGIES,  INC.

                                                       By: /s/ Eric Cheng
                                                          ----------------------
                                                          Eric Cheng, President



Date: December 21, 2000